SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – April 19, 2005

FIRST HORIZON NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	001-15185	62-0803242
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 19, 2005, the Board of Directors of the registrant and the Compensation Committee of the Board of Directors took certain actions which resulted in the grant, creation, or supplement of the following compensatory agreements or arrangements with executive officers and directors of the registrant.

The Committee.

Acting under authority delegated to it under the shareholder-approved 2003 Equity Compensation Plan, the Committee granted the following stock awards to certain eligible persons effective on April 22, 2005, including executive officers.

Performance Accelerated Restricted Stock Award Program (PARSAP)

The number of PARSAP shares granted to the registrant’s “2004 Named Executive Officers” (i.e., those executive officers named in the registrant’s 2005 Proxy Statement based on cash compensation paid for 2004) are: J. Kenneth Glass, 35,992 shares; Gerald L. Baker, 22,500 shares; Charles G. Burkett, 22,500 shares; Jim L. Hughes, 22,500 shares; and, Larry B. Martin, 17,403 shares. The PARSAP shares granted to the registrant’s other executive officers ranged from 15,630 to 8,628 shares. The performance criteria (described in the next paragraph) for the 2005 PARSAPs differed somewhat from past years in that the 100-bank peer group used previously was replaced with a Top 30 bank peer group.

The primary performance criterion for the new PARSAP awards, established at the beginning of each performance period, is the registrant’s total shareholder return (TSR) ranking in the Top 30 peer group after three years, and the registrant’s TSR must be a positive number. If the primary criterion is not met, the award will vest on an accelerated basis only if the registrant’s operating earnings per share (EPS) growth rate and average operating return on equity (ROE) rankings within the Top 30 peer group exceed pre-established thresholds, and TSR is a positive number. The “Top 30” bank peer group consists of the top 30 bank holding companies in the U.S. based on asset size as reported in The American Banker.

Stock Options

The number of shares subject to stock options granted to the registrant’s 2004 Named Executive Officers are: J. Kenneth Glass, 58,405 shares; Gerald L. Baker, 9,453 shares; Charles G. Burkett, 9,453 shares; Jim L. Hughes, 9,453 shares; and, Larry B. Martin, 7,313 shares. The number of shares subject to stock options granted to the registrant’s other executive officers ranged from 6,567 to 2,900 shares. The option price per share in all cases was $40.34, which was the fair market value of the registrant’s common stock on the grant date, April 22, 2005. The Committee also approved revisions to the form of grant notice. All options granted at this time have seven-year terms and become exercisable 50% on the third anniversary of the grant date, and 50% on the fourth anniversary. Acceleration of vesting for certain reasons, forfeiture, and early termination of the options are governed by the Plan and the notice of grant. The number of shares subject to options was reduced in 2005 relative to prior years because part of the 2005 annual stock incentives was granted in the form of restricted stock.

Restricted Stock (RS)

The Committee approved a new form of restricted stock grant notice, and granted RS shares to certain eligible persons, including executive officers. The number of RS shares granted to the registrant’s 2004 Named Executive Officers are: J. Kenneth Glass, 11,583 shares; Gerald L. Baker, 1,875 shares; Charles G. Burkett, 1,875 shares; Jim L. Hughes, 1,875 shares; and, Larry B. Martin, 1,450 shares. The RS shares granted to the registrant’s other executive officers ranged from 575 to 1,302 shares. All RS shares vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary. Acceleration of vesting for certain reasons and forfeitures are governed by the Plan and the notice of grant.

The Board.

On April 19, 2005, the Board of Directors of the registrant approved certain actions which resulted in the grant, creation, amendment, or supplement of the following compensatory agreements or arrangements with directors or executive officers of the registrant:

Severance Agreements

A revised form of change-in-control severance agreement was approved to replace the form currently used. All persons who currently are parties with the registrant to the previous form of severance agreement will be asked to execute the new form of agreement. Among other things, the new form of agreement: (a) provides that the portion of the severance payment related to bonus payable to certain persons (whose bonus is tied to applicable business unit earnings) will be limited to 100% of salary; (b) provides that a change in control caused by a person acquiring a substantial percentage of the registrant's stock will allow the executive to resign during a specified window period without a good reason (as defined in the agreement) and receive a severance benefit only if the percentage acquired is 50% or more of the registrant's stock; and (c) makes several technical changes in response to the American Jobs Creation Act of 2004. That Act changed the rules governing deferred compensation and certain other arrangements. The revisions do not increase benefits for those persons subject to the agreements, and reduce benefits in some cases compared with the previous form of agreement. The new form of agreement is filed herewith as Exhibit 10.15.

Management Incentive Plan (MIP)

The MIP was amended to eliminate the feature that allowed, in certain circumstances, for the issuance to participants of shares of the registrant’s common stock in lieu of cash.

Deferral Program for Advisory Directors

The 2002 Bank Director and Advisory Board Member Deferral Plan was terminated. No further deferrals will be permitted under the Plan. Stock options granted in connection with prior deferrals under the Plan will not be affected by the termination.

The First Tennessee National Corporation Nonqualified Deferred Compensation Plan was amended to make bank advisory directors eligible to participate. Also, the Plan’s name has been conformed to the registrant’s name change last year: First Horizon National Corporation Nonqualified Deferred Compensation Plan.

Compensation of Non-Employee Directors

Certain compensation payable to non-employee directors has been increased by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. Inclusive of that change, the compensation arrangements for the registrant’s non-employee directors are summarized on Exhibit 10.16, filed herewith.

* * * * *

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents, and descriptions of arrangements, related to the foregoing matters reported under Item 1.01 will be filed as exhibits to the registrant’s quarterly report on Form 10-Q applicable to the second quarter of 2005, unless filed on an earlier Form 10-Q or Form 8-K and except for exhibits filed with this Report.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Retirement of Director

Effective April 19, 2005 at the time of the registrant’s 2005 annual meeting of the shareholders, George E. Cates retired from the registrant’s Board of Directors in accordance with the Board’s retirement policy for non-employee directors. Mr. Cates has served with distinction on the Board of Directors of First Horizon National Corporation since 1996.

In accordance with Section 3.2 of the registrant’s Bylaws, the number of persons serving on the registrant’s Board of Directors automatically was reduced to 11 on April 19, 2005.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit #	Description
10.1(l)

Description of April 19, 2005 amendments to the First Horizon National Corporation Nonqualified Deferred Compensation Plan (formerly First Tennessee National Corporation Nonqualified Deferred Compensation Plan).

10.15	2005 form of change-in-control severance agreement between the registrant and its executive officers. Messrs. Burkett, Hughes, Baker, and Martin are the executive officers whose bonuses are based on a measure of business unit earnings, as noted in the exhibit.

10.16	Description of compensation arrangements for the registrant’s non-employee directors, as revised April 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: April 25, 2005	By: /s/ Marlin L. Mosby III
Name: Marlin L. Mosby III Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit #	Description
10.1(l)

Description of April 19, 2005 amendments to the First Horizon National Corporation Nonqualified Deferred Compensation Plan (formerly First Tennessee National Corporation Nonqualified Deferred Compensation Plan).

10.15

2005 form of change-in-control severance agreement between the registrant and its executive officers. Messrs. Burkett, Hughes, Baker, and Martin are the executive officers whose bonuses are based on a measure of business unit earnings, as noted in the exhibit.

10.16	Description of compensation arrangements for the registrant’s non-employee directors, as revised April 19, 2005.